Exhibit 99.1

Eidos Therapeutics Reports Third Quarter 2020 Financial Results and Business Update

SAN FRANCISCO, October 29, 2020 — Eidos Therapeutics, Inc. (Eidos) (Nasdaq:EIDX),  today reported its financial results for the third quarter ended September 30, 2020 and provided an update on the company’s operations.

“The completion of enrollment in our Phase 3 ATTRibute-CM clinical study marks the next milestone in the accelerated development of acoramidis for patients with transthyretin (TTR) amyloidosis (ATTR),” said Neil Kumar, PhD, chief executive officer of Eidos. “Since originally licensing acoramidis from Stanford University in 2016, we have endeavored to advance the molecule as quickly as possible, knowing that every moment matters for the patients and families suffering from this devastating disease. We look forward to our top-line Phase 3  readout in just over a year and are preparing to commercialize acoramidis globally if the trial is successful.”

Company Operations

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Eidos completed screening in September for its pivotal Phase 3 ATTRibute-CM clinical trial of acoramidis in patients with ATTR cardiomyopathy. The study enrolled more than 600 subjects with either wild-type or variant TTR across more than 80 sites in 18 countries.

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Topline results from Part A of the ATTRibute-CM trial are expected in late 2021 or early 2022 and from Part B in 2023. If Part A is successful, the company intends to file for regulatory approval of acoramidis in 2022.

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On October 5, 2020, Eidos entered into an agreement and plan of merger providing for the acquisition by BridgeBio Pharma, Inc. (“BridgeBio”) of all of the outstanding common stock of Eidos it does not already own.

Third Quarter 2020 Financial and Operating Results

Cash and cash equivalents totaled $147.3 million at September 30, 2020 compared with $191.2 million at December 31, 2019.

Eidos reported a net loss attributable to common stockholders of approximately $30.2 million, or $0.79 per common share, for the third quarter of 2020, as compared to a net income attributable to common stockholders of $6.9 million, or $0.19 per common share, for the third quarter of 2019. The increase in net loss attributable to common stockholders was driven primarily by research and development expenses related to acoramidis (formerly AG10) clinical trials and pre-clinical studies, and general and administrative expenses for operations.  The net income in third quarter 2019 was primarily driven by revenue received under the company’s license agreement with Alexion Pharma International Operations Unlimited Company, a subsidiary of Alexion Pharmaceuticals, Inc., to develop, manufacture and commercialize acoramidis in Japan.

Research and development expenses for the third quarter of 2020 were $22.6 million, as compared to $12.0 million for the same period in the prior year. Research and development expenses for the third quarter included costs related to contract manufacturing and the preparation for, and increase in, activity related to our clinical trials of acoramidis.

General and administrative expenses for the third quarter of 2020 were $7.0 million, as compared to $6.0 million for the same period in the prior year. The increase in general and administrative expense in the third quarter of 2020 was due primarily to an increase in financial advisory consulting services, marketing costs, salaries and employee-related expense primarily due to an increase in headcount to support the growth of our operations, a $0.8 million one-time charge related to the acceleration of vesting of stock options for former directors, and other administrative expenses.

Nine Months Ended September 30, 2020 Financial Results

Eidos reported a net loss attributable to common stockholders of $81.8 million or $2.14 per common share, for the  nine months ended September 30, 2020, as compared to a net loss attributable to common stockholders of $18.9 million or $0.52 per common share for the nine months ended September 30, 2019. The increase in net loss attributable to common stockholders was driven primarily by research and development expenses related to acoramidis clinical trials and pre-clinical studies, and general and administrative expenses for operations.

Research and development expenses for the nine months ended September 30, 2020 were $58.1 million, as compared to $33.0 million for the same period in the prior year. Research and development expenses for the period included costs related to contract manufacturing, and the preparation for, and the increase in, activity related to our clinical trials.

General and administrative expenses for the nine months ended September 30, 2020 were $22.6 million, as compared to $12.3 million for the same period in the prior year. The increase in general and administrative expense in these periods was due primarily to an increase in financial advisory consulting services, professional service fees, salaries and employee-related expense primarily due to an increase in headcount to support the growth of our operations, and other administrative expenses.

Company Update

On October 5, 2020, Eidos entered into an agreement and plan of merger with BridgeBio, Globe Merger Sub I, Inc., an indirect wholly-owned subsidiary of BridgeBio, and Globe Merger Sub II, Inc., an indirect wholly-owned subsidiary of BridgeBio, providing for the acquisition by BridgeBio of all of the outstanding common stock of Eidos it does not already own, representing approximately 36.3% of the outstanding shares of Eidos common stock. Pursuant to the merger agreement, Eidos stockholders will have the right to receive in the transaction, at their election, either 1.85 shares of BridgeBio common stock or $73.26 in cash per Eidos share upon the closing of the transaction, subject to proration to ensure that the aggregate amount of cash consideration is no greater than $175 million. Upon closing of the transaction and subject to the terms of the merger agreement, Eidos will become an indirect wholly-owned subsidiary of BridgeBio, and Eidos’ common stock will cease to trade on the NASDAQ Global Select Market. The transaction is subject to the receipt of stockholder approvals and the satisfaction or waiver of other customary closing conditions. Closing is expected to occur in the first quarter of 2021 subject to the satisfaction or waiver of such closing conditions.

In connection with the execution of the merger agreement, Eidos also entered into voting agreements with members of BridgeBio’s board of directors and KKR Genetic Disorder L.P., collectively owning approximately 36% of BridgeBio’s outstanding common stock, pursuant to which they agreed, among other things, to vote their shares in favor of the issuance of BridgeBio’s common stock in connection with the transactions contemplated under the merger agreement.

The foregoing descriptions of the merger agreement and the voting agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the merger agreement, a form of the voting agreements entered into by the BridgeBio directors party thereto and the voting agreement entered into by KKR Genetic Disorder L.P., copies of which were filed as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, to Eidos’ Form 8-K filed with the Securities and Exchange Commission, or SEC, on October 7, 2020.

About acoramidis

Acoramidis (formerly AG10) is an investigational, orally-administered small molecule designed to potently stabilize tetrameric transthyretin, or TTR, thereby halting at its outset the series of molecular events that give rise to TTR amyloidosis, or ATTR. In a randomized, placebo-controlled Phase 2 clinical trial in patients with symptomatic ATTR-CM, acoramidis was generally well tolerated, demonstrated greater than 90% average TTR stabilization at day 28, and increased serum TTR concentrations, a prognostic indicator of survival in a retrospective study of ATTR-CM patients, in a dose-dependent manner. The open label extension of this Phase 2 clinical trial, or the Phase

2 OLE, identified no safety signals of potential clinical concern associated with administration of AG10 15 months after study initiation. In an exploratory analysis, lower rates of all-cause mortality (including death and cardiac transplantation) and cardiovascular hospitalizations were observed in study participants than in placebo-treated ATTR-CM patients in the ATTR-ACT study. Cardiac biomarkers and echocardiographic parameters were stable in the acoramidis Phase 2 OLE.

Acoramidis is currently being studied in a Phase 3 clinical trial in patients with ATTR-CM (ATTRibute-CM) and a Phase 3 clinical trial in patients with ATTR-PN (ATTRibute-PN). The company currently expects to provide top-line data from Part A of the ATTRibute-CM trial in late 2021 or early 2022.

Acoramidis was designed to mimic a naturally-occurring variant of the TTR gene (T119M) that is considered a rescue mutation because co-inheritance has been shown to prevent ATTR in individuals also inheriting a pathogenic, or disease-causing, mutation in the TTR gene. To our knowledge, acoramidis is the only TTR stabilizer in development that has been observed to mimic the stabilizing structure of this rescue mutation.

About transthyretin amyloidosis (ATTR)

There is significant medical need in ATTR given the large patient population and limited current standard of care. ATTR is caused by the destabilization of TTR due to inherited mutations or aging and is commonly divided into three distinct categories: wild-type ATTR cardiomyopathy (ATTRwt-CM), mutant ATTR cardiomyopathy (ATTRm-CM), and ATTR polyneuropathy (ATTR-PN). The worldwide prevalence of each disease is approximately 400,000 patients, 40,000 patients and 10,000 patients, respectively.

All three forms of ATTR are progressive and fatal. For patients with ATTRwt-CM and ATTRm-CM, symptoms usually manifest later in life (age 50+), with median survival of three to five years from diagnosis. ATTR-PN either presents in a patient's early 30s or later (age 50+), and results in a median life expectancy of five to ten years from diagnosis for untreated patients. Progression of all forms of ATTR causes significant morbidity, impacts productivity and quality of life, and creates a significant economic burden due to the costs associated with progressively greater patient needs for supportive care.

About Eidos Therapeutics

Eidos Therapeutics is a clinical stage biopharmaceutical company focused on addressing the large and growing unmet need in diseases caused by transthyretin (TTR) amyloidosis (ATTR). Eidos is developing acoramidis, a potentially disease-modifying therapy for the treatment of ATTR. For more information, please visit www.eidostx.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. All statements other than statements of historical facts, including the statements about the potential therapeutic and clinical benefits of acoramidis, our ability to conduct and complete our Phase 3 clinical trials of acoramidis in ATTR-CM and ATTR-PN in accordance with our plans, the availability of top-line data from Part A of our Phase 3 clinical trial of acoramidis in ATTR-CM, future clinical and regulatory milestones of acoramidis, our ability to complete, and any effects of, the proposed merger transaction with BridgeBio, the timing of these events, the indications we intend to pursue and our possible clinical or other business strategies, and our capital requirements and ability to fund our clinical development plans, are forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on our management’s current beliefs and assumptions about future events and on information currently available to management.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history and historical losses, our liquidity to fund the development of acoramidis through current and future milestones, our ability to raise additional funding to complete the development of acoramidis, our dependence on the success of acoramidis, our ability to enroll patients in our ongoing and planned clinical trials, results from our clinical trials and pre-clinical studies and those of third parties working in the same area as our product candidate, our ability to advance acoramidis in clinical development in accordance with our plans, our dependence on third parties in connection with our manufacturing, clinical trials and pre-clinical studies, the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction with BridgeBio, the risk that Eidos’ and/or BridgeBio’s stockholders may not approve the proposed transaction, the inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, uncertainty as to the timing of completion of the proposed transaction, potential adverse effects or changes to relationships with employees, suppliers, strategic partners or other parties resulting from the announcement or completion of the proposed transaction, potential litigation relating to the proposed transaction that could be instituted against Eidos, BridgeBio or their respective directors and officers, including the effects of any outcomes related thereto, possible disruptions from the proposed transaction that could harm Eidos’ or BridgeBio’s respective business, including current plans and operations, unexpected costs, charges or expenses resulting from the proposed transaction, uncertainty of the expected financial performance of each of Eidos and BridgeBio following completion of the proposed transaction, including the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period. Additional risks and uncertainties that could affect our future results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, to be filed with the Securities and Exchange Commission concurrently herewith. Additional information on potential risks will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Additional Information and Where to Find It

This release is being made in respect of the proposed transaction involving Eidos and BridgeBio, which will be submitted to Eidos’ and BridgeBio’s stockholders for their consideration. BridgeBio intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Eidos and BridgeBio, and each party will file other documents regarding the proposed transaction with the SEC. Any definitive proxy statement(s) / prospectus(es) (if and when available) will also be sent to the stockholders of Eidos and BridgeBio, when seeking any required stockholder approval. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This release is not intended to be, and is not, a substitute for such filings or for any other document that Eidos or BridgeBio may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT(S) AND PROXY STATEMENT(S) / PROSPECTUS(ES), WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed or furnished by Eidos and BridgeBio with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Eidos may be obtained free of charge from Eidos at www.Eidostx.com, under the tab “Investors” and the documents filed by BridgeBio may be obtained free of charge from BridgeBio at https://investor.bridgebio.com, under the tab “Financials & Filings.” Alternatively, these documents, when available, can be obtained free of charge from Eidos upon written request to Eidos at 101 Montgomery Street, Suite 2000, San Francisco, CA 94104, Attn: John Grimaldi, Burns McClellan, or by calling 212-213-0006 or from BridgeBio upon written request at 421 Kipling Street, Palo Alto, CA 94301, Attn: Grace Rauh, or by calling 917-232-5478.

Participants in the Solicitation

Eidos, BridgeBio and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Eidos in connection with the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of Eidos’ directors and executive officers in Eidos’ proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020, as well as its other filings with the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of BridgeBio in BridgeBio’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 22, 2020, as well as its other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement, joint proxy statement / prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction (if and when they become available). You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Eidos and BridgeBio will also be available free of charge from Eidos or BridgeBio, as applicable, using the contact information above.

No Offer or Solicitation

This material is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

EIDOS THERAPEUTICS, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
License revenue	$127	$26,691	$127	$26,691
Operating expenses*:
Cost of license revenue	$-	$2,500	$-	$2,500
Research and development	22,568	11,987	58,067	33,033
General and administrative	6,962	5,953	22,590	12,285
Total operating expenses	29,530	20,440	80,657	47,818

Income (loss) from operations	(29,403)	6,251	(80,530)	(21,127)
Interest expense	(766)	-	(1,888)	-
Other income (expense), net	(7)	680	569	2,272
Net income (loss) and comprehensive income (loss)	$(30,176)	$6,931	$(81,849)	$(18,855)

Net income (loss) attributable to common stockholders	$(30,176)	$6,931	$(81,849)	$(18,855)
Net income (loss) per share attributable to common stockholders, basic	$(0.79)	$0.19	$(2.14)	$(0.52)
Net income (loss) per share attributable to common stockholders, diluted	$(0.79)	$0.18	$(2.14)	$(0.52)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	38,388,579	36,581,786	38,230,218	36,356,675
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	38,388,579	37,710,734	38,230,218	36,356,675

* Includes stock-based compensation as follows
Research and development	$1,648	$626	$4,011	$1,630
General and administrative	1,792	969	4,074	2,095
Total stock-based compensation expense	$3,440	$1,595	$8,085	$3,725

EIDOS THERAPEUTICS, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,

	2020	2019

Assets
Current assets:
Cash	$147,327	$191,157
Related party receivable	240	85
Prepaid expenses and other current assets	5,981	4,678
Total current assets	153,548	195,920
Property and equipment, net	1,348	1,259
Operating lease, right of use asset	3,664	4,010
Other assets	2,791	2,631
Total assets	$161,351	$203,820
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,381	$3,151
Related party payable	374	316
Lease liabilities	599	554
Accrued expenses and other current liabilities	10,473	6,409
Total current liabilities	13,827	10,430
Debt, non-current	16,731	16,112
Lease liabilities, non-current	4,137	4,591
Embedded Derivative	1,300	1,165
Other liabilities	2,500	95
Total liabilities	38,495	32,393

Stockholders’ equity (deficit):
Common stock	39	38
Additional paid-in capital	307,771	274,494
Accumulated deficit	(184,954)	(103,105)
Total stockholders’ equity	122,856	171,427
Total liabilities and stockholders’ equity	$161,351	$203,820

Media Contact:

Carolyn Hawley, Canale Communications, (619) 849-5382, carolyn@canalecomm.com

For Investors

John Grimaldi, Burns McClellan, (212) 213-0006, jgrimaldi@burnsmc.com